Exhibit 9(b)


                          Landmark International Funds
                               6 St. James Avenue
                          Boston, Massachusetts 02116


                             ___________ ___, 199__




State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

      Re:  Landmark International Funds - Transfer Agency and
              Service Agreement

Ladies and Gentlemen:

     This letter serves as notice that CitiFunds International Growth & Income Portfolio (the "Fund") is added to the list of series of Landmark International Funds (formerly, "Landmark International Equity Fund") (the "Trust") to which State Street Bank and Trust Company ("State Street") renders services as transfer agent pursuant to the terms of the Transfer Agency Agreement dated as of November 1, 1990 (the "Agreement") between the Trust and State Street.

     Please sign below to acknowledge your receipt of this notice adding the Fund as a beneficiary under the Agreement.

                                    LANDMARK INTERNATIONAL FUNDS


                                    By:_____________________________

                                    Title:__________________________


Acknowledgment:

STATE STREET BANK AND TRUST COMPANY


By:______________________________

Title:___________________________